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                                                                   EXHIBIT 10.30

[LOGO OF INTIRA]
                                                  Contract No.__________________


                        NETSOURCING SERVICES AGREEMENT
                        ------------------------------

     THIS NETSOURCING SERVICES AGREEMENT ("Agreement") is entered into as of
                                           ---------
March 3, 2000 (the "Effective Date") by and between digital broadcast network
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corporation, d/b/a INTIRA CORPORATION, a Missouri corporation ("Intira"), and
                                                                ------
PARTMINER, INC., a New York corporation ("Customer").
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                                  BACKGROUND

Customer wishes Intira to provide certain hosting and data management, Internet access, and security services in connection with certain applications of Customer to be made available on Intira's private network and/or the Internet, and Intira is willing provide such services, subject to the terms and conditions of this Agreement. Intira and Customer, therefore, agree as follows:

                            SECTION 1 - DEFINITIONS

The following defined terms, and other capitalized terms defined herein and as described in the exhibits attached to this Agreement, will govern the interpretation of this Agreement.

     "Customer's Application" means the content, coding, text, applications, and
      ----------------------
software that are hosted on, or are provided to Intira for which Intira will provide the Netsourcing Services and which will be stored on, the Server (defined in (S)2.1 below) including, without limitation, Customer's "Free Trade Zone" website.

     "Documentation" means all written, video or audio materials, including
      -------------
training materials, relating to the Netsourcing Services provided by Intira to Customer for use in connection with the Netsourcing Services under this Agreement.

     "Netsourcing Services" shall have the meaning set forth in Section 2.1 of
      --------------------
this Agreement.

     "Netsourcing Services Term" means (1) the Thirty-Six (36) month period
      -------------------------
beginning on the date the Netsourcing Services are successfully installed, tested, and made available to Customer, and (2) any extension or renewal of such period, pursuant to the terms of this Agreement.

                       SECTION 2 - NETSOURCING SERVICES

2.1 During the Netsourcing Services Term, Intira will provide the people, products, processes, equipment, facilities and services necessary to host, operate, maintain, and manage, Customer's Application, as well as to provide security and connectivity therefor to and on behalf of Customer (collectively, the "Netsourcing Services"):
     --------------------

     (a) Data Management Services. During the Netsourcing Services Term, Intira will provide, as part of the Netsourcing Services, the hosting and data management services described in the Statement of Work ("SoW"), which shall be
                                                         ---
completed and mutually agreed upon by the parties following execution of this Agreement, and attached hereto and incorporated herein as Exhibit "A", including providing a server or servers (collectively, the "Server") and all other
                                                  ------
computer hardware and operating system software necessary to operate and support the Customer's Application; a more detailed description of the Server and such other hardware and software shall be set forth in the SoW. Except as otherwise provided in this Agreement and except during periods of scheduled maintenance downtime, the parties acknowledge that Intira scheduled maintenance currently is scheduled Tuesdays and Thursdays from 2:30 a.m. to 6:30 a.m., local time; Intira will provide Customer with reasonable notice of any changes in such scheduled maintenance policy. The parties agree to work together to minimize any adverse impact scheduled maintenance may have on the operation of Customer's Application. In the event that, after such efforts, the scheduled maintenance has a material adverse impact on the operation of Customer's Application such that it is no longer commercially practicable for Customer to continue operating Customer's Application, Customer may terminate this Agreement as if Intira had become in material breach of this Agreement under Section 5.2(b); provided, however, Customer must first provide Intira with twenty-one (21) days prior written notice of such termination and an opportunity to cure before terminating this Agreement pursuant to this provision. Intira will use commercially reasonable efforts to ensure that the Server and equipment is operational (as such term is more fully described and defined in the SoW) on a twenty-four-hour-a-day, seven-days-a-week basis. Intira will provide all necessary software (excluding Customer provided software), hardware, network access, infrastructure, people and management expertise, pursuant to the terms of the SoW. Intira shall also provide storage services in the manner described in the SoW.

     (b) Security Services. As part of the Netsourcing Services, Intira shall take commercially reasonable actions to provide such products, processes, services, people, equipment, and devices as are necessary to secure the Server and Customer's Application from unauthorized access, to the extent and pursuant to the design and performance standards as shall be set forth in the SoW (the "Security Services"). The parties acknowledge that the nature and scope of the
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Security Services shall not exceed those set forth in the SoW, unless otherwise agreed to in a writing signed by all the parties hereto. As part of the Security Services, Intira will provide certain monthly reports, including monthly reports on usage and attempted and actual security intrusions and policy violations. Intira will immediately notify Customer of all actual security intrusions and policy violations as well as any attempted such intrusions or violations (but only to the extent such attempts, in Intira's sole determination, constitute "high priority" attempts or concerted, continual, and intentional attempts) and will take such actions as are necessary to remedy such policy violations or such security intrusions and to prevent any additional security intrusions and policy violations. Additional reporting is available upon agreement of the parties and for an additional fee. Further, in connection with the Security Services, Intira will provide hardware and software, pre-configured to the Customer's network and security needs, as shall be described in the SoW. Intira will maintain ownership of all such hardware and software, other than such hardware and/or software, if any, provided by Customer.

     (c) Internet Access Services. Intira shall provide, as part of the Netsourcing Services, the Internet access services identified in the SoW ("Internet Access Services"). Customer may request additional Internet Access
  ------------------------
Services on Intira's service order forms in effect from time to time (any such order is a "Service Order"). Each Service Order shall reference this Agreement
            -------------
and shall become a part of and subject to the terms of this Agreement when executed by a duly authorized Intira representative. In the event of a conflict between any Service Order and this Agreement, the terms of this Agreement shall control.
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2.2   Intira shall not be, and Customer shall be, responsible for Customer's
Application and the Server content management, including all file uploads, downloads, and transfers. If Customer authorizes Intira in writing, and Intira agrees in writing, to provide Server content management services during the Netsourcing Services Term, then, absent a billing arrangement otherwise, Intira will perform such management at Intira's then current hourly rates for such management services, which will be billed to Customer in addition to all other charges for the Netsourcing Services being provided hereunder. Customer shall be responsible for all end-user support, order entry, help desk, sales, marketing, pricing and service plans, billings and collections (including without limitation, credit card fraud and any other type of credit fraud) with respect to the users and the sale of Customer's products and services and shall perform those duties and obligations described in this Agreement. Customer shall have sole responsibility for installation, testing, operation and maintenance of the interconnection equipment and all computer software programs provided by Customer or any user, other than the equipment specifically provided by Intira under this Agreement. Unless otherwise provided in the SoW, Customer is responsible for providing its own security measures prior to interconnection with Intira's network and/or to the point at which Intira shall provide Security Services under this Agreement. Customer is responsible for: credit card verification, user pre-screening, identification, login access and security, address verification and identification, and merchant bankcard transaction reconciliation. Both Intira and Customer shall fully comply with all laws and regulations and Intira's current policies and guidelines regarding Internet and network usage, which can be found on Intira's website. In the event Intira changes such policies or guidelines, Intira shall provide Customer reasonable notice of such changes.

2.3 Intira shall deliver and perform the Netsourcing Services described in this Agreement and the Service Level Agreement ("SLA") negotiated by the parties and attached hereto as Exhibit "B" and all exhibits and attachments. Intira shall timely deliver the Netsourcing Services and guarantees the availability and quality of such Netsourcing Services during the Netsourcing Services Term, to the extent set forth in the SLA. The SLA may only be amended in a writing signed by both parties. Intira's obligations with respect to the SLA shall commence after the Netsourcing Services are successfully installed, implemented, and made available to Customer by Intira and tested and accepted by Customer; provided, however, such SLA obligations shall not commence until the "Stabilization Period" (as such term is defined in the SoW) has expired, which shall be calculated as a period of sixty (60) days from the date of this Agreement During the Stabilization Period, the Netsourcing Services shall be tested and adjusted post-installation and post-implementation. Notwithstanding anything herein to the contrary, the parties acknowledge that the On-Time Installation Guaranty, as set forth in the SLA, shall become effective on the date on which this Agreement is executed by the parties, regardless of whether the Netsourcing Services Term has begun as of that date, and shall not be subject to the Stabilization Period described herein.

                             SECTION 3 - OWNERSHIP

3.1   Intira Technology.  Notwithstanding any other provision of this Agreement
      -----------------
to the contrary, and except to the extent otherwise set forth in this Section 3, Intira shall retain all right and title to and in any software (excluding Customer provided software, Customer's Application, and Customer Technology (defined below)), methodology, physical security system, access control system, databases, computer programs, hardware, audio/visual equipment, tools, general utility programs, libraries, discoveries, inventions, techniques, writings, know-how, designs, or other information either owned by Intira prior to the date hereof, acquired during the term of this Agreement, developed during the term of this Agreement or specifically created for the purpose of performing the Netsourcing Services, but excluding the Customer's Application (collectively, the "Intira Technology"). Any Intira Technology developed during the course of
     -----------------
this Agreement in connection with performing the Netsourcing Services shall not be work made for hire. However, any Intira Technology developed exclusively for Customer and at Customer's request during the course of this Agreement for a purpose other than performing the Netsourcing Services shall be work made for hire unless otherwise mutually agreed.

3.2   Customer Technology.  Notwithstanding any other provision of this
      -------------------
Agreement to the contrary, Customer shall retain all right, title and interest in and to the Customer's Application and in any Customer provided software (excluding Intira provided software and the Intira Technology), methodology, physical security system, access control system, databases, computer programs, hardware, audio/visual equipment, tools, general utility programs, libraries, discoveries, inventions, techniques, writings, know-how, designs, or other information either licensed or owned by Customer prior to the date hereof, acquired by Customer during the term of this Agreement, or developed by a party other than Intira or by a party other than a third party hired or engaged by Intira during the term of this Agreement for a purpose other than performing the Netsourcing Services (collectively, the "Customer Technology"). Any Customer
                                         -------------------
Technology developed by Intira or any third party hired by or engaged by Intira during the course of this Agreement exclusively for Customer and at Customer's request and for a purpose other than performing the Netsourcing Services shall be work made for hire unless otherwise mutually agreed.

                              SECTION 4 - PAYMENT

4.1   Fees.  Subject to the terms of this Agreement, Customer agrees to pay
      ----
Intira all Installation Fees and Monthly Service Fees as set forth on Exhibit "C", Pricing. Unless otherwise agreed by the parties in writing, Monthly Services Fees and any other recurring or non-recurring charges under this Agreement shall become due and payable thirty (30) days from the date of invoice from Intira. All Monthly Service Fees shall be billed in advance, unless all or any portion of the Netsourcing Services requires measurement of Customer's usage in order to determine the appropriate Monthly Service Fee. Intira shall submit the first invoice to Customer for Monthly Service Fees beginning in the month after the first month in which the Netsourcing Services have been made available to Customer, and for each month thereafter during the Netsourcing Services Term.

4.2   Report Fee.  Unless other billing arrangements are agreed upon in writing
      ----------
by the parties or except to the extent otherwise set forth in this Agreement or the SoW, Customer will pay Intira an hourly rate of one hundred twenty five dollars ($125.00) for the initial development and formatting of customized reports, not otherwise described in the Statement of Work, requested by Customer and agreed to by Intira. Intira shall make all such reports available to Customer via a secure and protected report retrieval area on the Internet. Such reports shall include reports on backbone usage and Internet drains. Reporting with respect to site availability and latency shall be available upon reasonable request by Customer.

4.3   Taxes.  All sales, use, value-added, and other taxes (excluding taxes
      -----
based on the income of Intira or any subsidiary or affiliate thereof), customs and duties arising out of the Netsourcing Services provided under this Agreement will be paid by Customer, or, if Intira is required to pay any of the same, will be reimbursed to Intira by Customer.

4.4   Change Requests.  Upon execution of this Agreement and any appropriate
      ---------------
Exhibits, Service Orders, or SoWs, Intira shall begin the process of ordering, installing, testing, and implementing the necessary infrastructure, equipment, and processes so as to provide the Netsourcing Services. During such process, any request by Customer to change Customer's order or the Netsourcing Services in any way must be submitted to Intira in writing. Intira shall use commercially reasonably efforts to accommodate any change requests submitted during the Netsourcing Services Term within a reasonable time after submission of such request; however, Intira cannot

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guarantee that every change order request can or will be made by Intira. In the event Customer requests such a change prior to Intira's beginning installation or implementation, and in the event Intira is able to make such requested change without incurring any additional third-party charges, Intira may make the changes so requested free of additional charge. Notwithstanding anything herein to the contrary, in the event that, in Intira's sole judgment, Customer's change request expands, in whole or in part, the Netsourcing Services beyond the scope of the SoW, Intira shall not be obligated to implement such change request unless and until the parties have agreed, in a writing signed by both parties, to a revised price structure for the Netsourcing Services (as expanded by Customer's change request). Such amended pricing structure shall become incorporated into this Agreement upon execution.

4.5  Late Charges If any fees or expenses are not paid within forty (40) days
     ------------
after the date of Intira's first invoice for such fees or expenses, Intira may, at its option, charge Customer a late fee at the rate of 1.0% per month (but in no event more than the maximum rate allowed by applicable law) on such fees. Customer will be responsible for all reasonable costs of collection incurred by Intira, including without limitation, litigation costs, reasonable attorneys' fees and court costs.

                 SECTION 5 - TERM, EXPIRATION, AND TERMINATION

5.1  Term and Expiration.  This Agreement will take effect upon the Effective
     -------------------
Date and will continue until the end of the Netsourcing Services Term, unless otherwise terminated as provided herein. Intira shall provide Customer with 90 days written notice before the expiration of the Netsourcing Services Term.
Upon expiration of the Netsourcing Services Term, if Customer fails to provide Intira with written notice of its intent to cancel this Agreement, and absent an agreement by the parties to renew this Agreement, Intira may continue providing the Netsourcing Services on a month-to-month basis, at the fees set forth on the attached Exhibit "C", until such time as a renewal agreement can be reached by the parties. During such automatic renewal period, either party may terminate this Agreement upon thirty (30) days notice. Except as otherwise provided in this Agreement, Intira may not terminate the Netsourcing Services or this Agreement during the Netsourcing Services Term.

5.2  Termination.  During the Netsourcing Services Term, this Agreement may only
     -----------
be terminated pursuant to this Section 5.2.

     (a) Termination without Cause by Customer. Customer may terminate this Agreement by providing Intira with sixty (60) days prior written notice. In the event Customer terminates this Agreement under this paragraph, Customer shall be liable for any outstanding balance due and owing at the time of termination, any Monthly Service Fees earned by Intira through the date of termination, any reasonable costs, without markup and including all discounts and rebates, incurred by Intira as a result of Customer's termination, including but not limited to telephone circuit termination charges, and a Cancellation Fee equal in an amount as set forth below. In the event Customer terminates this Agreement under this Section 5.2(a) during the first twelve (12) months of the Netsourcing Services Term, the Cancellation Fee shall be an amount equal to seventy-five percent (75%) of the minimum Monthly Service Fee hereunder multiplied by the number of months remaining in the Netsourcing Services Term. In the event Customer terminates this Agreement under this Section 5.2(a) during the second twelve (12) months of the Netsourcing Services Term, the Cancellation Fee shall be an amount equal to fifty percent (50%) of the minimum Monthly Service Fee hereunder multiplied by the number of months remaining in the Netsourcing Services Term. In the event Customer terminates this Agreement under this Section 5.2(a) during the third twelve (12) months of the Netsourcing Services Term, the Cancellation Fee shall be an amount equal to twenty-five percent (25%) of the minimum Monthly Service Fee hereunder multiplied by the number of months remaining in the Netsourcing Services Term.

     (b) Termination with Cause By Customer. Customer may terminate this Agreement if (a) Intira is in material breach of this Agreement, and such material breach continues for a period of not less than twenty-one (21) days after Customer provides written notice of such breach (Intira shall use reasonable commercial efforts to cure such breach in less than twenty-one days), or (b) a proceeding is commenced by or against Intira seeking liquidation, reorganization, being declared insolvent, or other relief under any bankruptcy or similar law, and such proceeding is not dismissed within thirty (30) days of filing. In the event Customer terminates this Agreement pursuant to this paragraph, Customer shall remain liable for any outstanding balance due and owing as of the date of termination, and any Monthly Service Fees earned by Intira through the date of termination.

     (c) Termination with Cause by Intira. During the Netsourcing Services Term, Intira may only terminate this Agreement in the event Customer is in Default of this Agreement. For purposes of this Agreement, Customer shall be considered to be in "Default" if (a) Customer fails to make any payment required
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hereunder, and such failure remains uncorrected for twenty (20) days after the date upon which Intira provides written notice that such payment is overdue; (b) Customer is in material breach of any of its other obligations under this Agreement, and such breach continues for a period of thirty (30) days after Intira provides written notice of such breach; (c) a proceeding is commenced by or against Customer seeking liquidation, reorganization, being declared insolvent, or other relief under any bankruptcy or similar law, and such proceeding is not dismissed within thirty (30) days of filing; (d) Customer's use of any products, equipment, hardware, software, or services supplied hereunder is in material violation of Intira's Acceptable Use Policy, as such policy is set forth in Intira's website, www.intira.com.; or (e) Customer is in material default of any other Agreement with Intira. Intira will provide Customer with no less than thirty (30) days written notice before any changes to the Acceptable Use Policy become effective. In the event this Agreement is terminated hereunder, Customer shall remain liable for any amounts for which Customer would have been liable had Customer terminated this Agreement pursuant to Section 5.2(a).

5.3 Upon termination of the Netsourcing Services and this Agreement, Intira shall provide Customer reasonable assistance in removing all data and other materials stored on the Server and Customer shall have sixty (60) days to remove the data stored on the Server by Intira subject to paying all amounts owed to Intira, including any costs incurred by Intira in helping Customer remove the stored data. Intira shall not terminate the Netsourcing Services before the expiration of such sixty-day period unless Customer has secured alternate arrangements to have such Netsourcing Services or their substantial equivalent provided elsewhere; provided, however, Customer shall remain liable for any Monthly Service Fees arising out of the Netsourcing Services provided during such sixty-day period.

5.4 Intira, upon termination of this Agreement shall provide reasonable assistance to Customer in obtaining possession of, removing and moving all Customer property including, without limitation, the Customer's Application to Customer's location, or another location, of Customer's choice. In the event Customer terminates this Agreement under Section 5.2(b), Intira shall bear the cost of such services; however, in the event the Agreement becomes terminated for any other reason, Customer shall bear the cost of such services.

                  SECTION 6 - REPRESENTATIONS AND WARRANTIES

6.1  Customer Representations and Warranties.  Customer represents and warrants
     ---------------------------------------
that (i) Customer has the right and/or title to use the Customer's Application or that Customer's Application either contains material that is in the public domain or for which Customer has sufficient rights to use in the manner contemplated by this Agreement; (ii) to the best of its knowledge and belief, Customer's Application, and Intira's provision of the Netsourcing Services using

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Customer's Application as contemplated hereunder, will not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party, or any law applicable to the provision of the Netsourcing Services; (iii) to the best of its knowledge and belief, Customer's Application complies with all law, rules, legislation, and regulations of applicable jurisdictions; (iv) to the best of its knowledge and belief, Customer's Application is not for any illegal, obscene, offensive or immoral purpose; (v)to the best of its knowledge and belief, Customer is in compliance with and will abide by all federal, state and local laws, rules, and ordinances, of applicable jurisdictions, specifically including, but not limited to, the Communications Decency Act of 1996, as amended, and Customer will not transmit communications described in 47 U.S.C. Section 223(b) and will restrict such access to Customer's Application accordingly; and (vi) to the best of its knowledge and belief, Customer's Application shall be free from viruses, worms, trojan horses and other malicious code and shall be Y2K compliant.

6.2  Intira Representations and Warranties.  Intira represents and warrants that
     -------------------------------------
(i) Intira has the right and/or title to use the Intira Technology in the manner contemplated by this Agreement; (ii) to the best of its knowledge and belief, Intira Technology does not infringe upon or violate any patent, copyright, trade secret, trademark, or other intellectual property right of any third party or constitute a defamation, invasion of privacy, or violate any right of publicity or other third-party right; (iii) to the best of its knowledge and belief, Intira's provision of Netsourcing Services as contemplated hereunder will not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party, or any law applicable to the provision of the Netsourcing Services; (iv) to the best of its knowledge and belief, Intira's Technology complies with all law, rules, and legislation of applicable jurisdictions; (v) to the best of its knowledge and belief, Intira's performance of the Netsourcing Services is not for any illegal, obscene, offensive or immoral purpose; (vi) to the best of its knowledge and belief, Intira is in compliance with and will abide by all federal, state and local laws, rules, regulations and ordinances; (vii) to the best of its knowledge and belief, Intira Technology shall be free from viruses, worms, trojan horses and other malicious code and shall be Y2K compliant.

      SECTION 7 - WARRANTIES, LIMITATION OF LIABILITY AND INDEMNIFICATION

7.1  Warranties and Limitation of Liability.
     --------------------------------------

     (a) INTIRA SHALL USE REASONABLE BEST EFFORTS TO PROVIDE THE NETSOURCING SERVICES ERROR-FREE AND SHALL USE REASONABLE BEST EFFORTS TO PROVIDE THE NETSOURCING SERVICES ON A TWENTY-FOUR (24) HOUR, SEVEN (7) DAY PER WEEK BASIS. IN CONNECTION THEREWITH, INTIRA SHALL USE REASONABLE BEST EFFORTS TO PROVIDE THE NETWORK SERVICES, AS SET FORTH IN THE SOW, ERROR-FREE AND SECURE, AND, FURTHER, SHALL USE REASONABLE BEST EFFORTS TO ENSURE THAT THE NETWORK SERVICES, INCLUDING, WITHOUT LIMITATION, COMMUNICATIONS SENT BY MEANS OF THE FIREWALL, WILL BE PRIVATE (TO THE EXTENT SET FORTH IN THE SOW). INTIRA SHALL PERFORM THE NETSOURCING SERVICES HEREUNDER IN A PROFESSIONAL AND WORKMANLIKE MANNER, SUBSTANTIALLY IN COMPLIANCE WITH THE STATEMENT OF WORK (AS SAME MAY BE AMENDED IN WRITING BY THE PARTIES FROM TIME TO TIME). UNLESS OTHERWISE SET FORTH IN THIS AGREEMENT, INTIRA MAKES NO FURTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL. INTIRA DISCLAIMS ALL AND CUSTOMER RECEIVES NO FURTHER WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT THE NETSOURCING SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE. ALL WARRANTIES WITH RESPECT TO THE NETSOURCING SERVICES ARE STRICTLY LIMITED TO THOSE SET FORTH IN THIS AGREEMENT.

     (b) (1) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, DIRECT OR INDIRECT, PUNITIVE, INCIDENTAL DAMAGES OR ANY LOSS OF PROFIT, REVENUE, OR DAMAGES FOR BODILY INJURY OR DEATH INCURRED OR SUFFERED AS A RESULT OF UNAVAILABILITY, PERFORMANCE, NONPERFORMANCE, TERMINATION, OR OTHER ACTION OR INACTION UNDER THIS AGREEMENT. THE FOREGOING LIMITATION ON LIABILITY, HOWEVER, SHALL NOT RELIEVE THE PARTIES FROM LIABILITY FOR DIRECT DAMAGES ARISING SOLELY OUT OF SUCH PARTIES' GROSS NEGLIGENCE OR WANTON OR WILLFUL MISCONDUCT IN PERFORMANCE OF THE NETSOURCING SERVICES.

          (2) INTIRA'S TOTAL LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT EXCEED THE GREATER OF (A) THE TOTAL AMOUNT RECEIVED BY INTIRA UNDER THIS AGREEMENT FOR THE SIX-MONTH PERIOD IMMEDIATELY RECEEDING THE DATE UPON WHICH SUCH LIABILITY ARISES, OR
(B) SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000).

     (c) NOTHING IN THIS SECTION 7.1 SHALL SERVE TO RELIEVE INTIRA FROM ANY LIABILITY ARISING SOLELY OUT OF THE SERVICE LEVEL AGREEMENT ("SLA"), BETWEEN
                                                               ---
THE PARTIES, ATTACHED HERETO AS EXHIBIT "B". CUSTOMER'S REMEDY FOR INTIRA'S FAILURE TO SATISFY ITS SLA AS SET FORTH IN THE SLA, AND ANY OTHER RIGHTS OR REMEDIES THEREFOR, SHALL BE SUBJECT TO THE LIMITATIONS ON LIABILITY IMPOSED HEREUNDER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, INTIRA'S FAILURE TO MEET ANY OF THE COMMITMENTS SET FORTH IN THE SLA SHALL NOT CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT (FOR PURPOSES OF SECTION 5.2(B) UNLESS SUCH FAILURE PERSISTS ON A ROUTINE AND CONSISTENT BASIS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, INTIRA'S FAILURE TO MEET THE ON-TIME INSTALLATION GUARANTY SHALL NOT BE CONSIDERED A MATERIAL BREACH OF THIS AGREEMENT FOR PURPOSES OF SECTION 5.2(B).

     (d) CUSTOMER ACKNOWLEDGES AND AGREES THAT THE SECURITY SERVICES INTIRA SHALL PERFORM UNDER THE SOW CONSTITUTE ONLY ONE COMPONENT OF CUSTOMER'S OVERALL SECURITY PROGRAM AND ARE NOT A COMPREHENSIVE SECURITY SOLUTION.

7.2  Indemnification by Customer.  Customer will defend, indemnify, and hold
     ---------------------------
Intira harmless from and against all claims, liabilities, costs (including reasonable attorneys' fees) and/or damages to or suffered or incurred by Intira arising out of (a) any use by Intira that is consistent with this Agreement of any data or files provided by Customer to Intira under this Agreement, (b) any material breach by Customer of this Agreement, including without limitation any failure by Customer to observe or satisfy any material terms or conditions of this Agreement, or (c) any material violation of any applicable federal, state or local laws with regard to the transmission and use of information and content, including laws related to privacy, publicity, or the Communications Decency Act of 1996, arising out of the Customer's Application. Further, Customer shall indemnify Intira for any loss, damage, costs, liability, and expenses, including reasonable attorneys' fees, sustained in connection with, and Customer shall defend any suit and dispose of any claims or other proceedings based on, an allegation that any product or service supplied by Customer hereunder violates or infringes on any patent, copyright, trademark, service mark, or other intellectual property right(s), whether such right(s) be registered or unregistered.

7.3  Indemnification by Intira.  Intira will defend, indemnify and hold
     -------------------------
Customer harmless from and against all claims, liabilities, costs (including reasonable attorneys' fees) and/or damages to or suffered

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or incurred by Customer arising out of any material breach by Intira of this
Agreement or arising out of any gross negligence or wanton and willful misconduct of Intira in connection with Intira's provision of Netsourcing Services hereunder. Further, Intira shall indemnify Customer for any loss, damage, costs, liability, and expenses, including reasonable attorneys' fees, sustained in connection with, and Intira shall defend any suit and dispose of any claims or other proceedings based on, any allegation that any product or service supplied solely by Intira hereunder violates or infringes on any patent, copyright, trademark, service mark, or other intellectual property right(s), whether such right(s) be registered or unregistered. Intira's liability under this Section shall be subject to and limited by the limitations on Intira's liability imposed under Section 7.1 of this Agreement.

7.4  Force Majeure.  Intira shall not be liable for any delay or failure to
     -------------
carry out the Netsourcing Services provided hereunder if such delay or failure is due to any cause beyond the control of Intira, including without limitation, restrictions of law, regulations, order or other governmental directives, labor disputes, acts of God, explosions, fiber optic cable cuts, extreme storm, acts of third party vendors or suppliers (to the extent not hired by or engaged by Intira), or other similar events. If such Force Majeure event continues for more than ten (10) consecutive days, Customer may terminate this Agreement for Cause upon notice to Intira.

                              SECTION 8 - GENERAL

8.1  Governing Law Jurisdiction and Venue.  This Agreement shall be governed
     -------------------------------------
in all respects by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to any rules governing conflicts of laws. Any and all legal proceedings arising out of or relating to the subject matter of this Agreement shall be brought and maintained only in the courts of the State of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction of such proceedings, and the parties hereto hereby submit to the personal jurisdiction of such courts with respect to all such proceedings.

8.2  Miscellaneous Provisions.  This Agreement and each term hereof may only be
     -------------------------
amended in a writing signed by all the parties. No failure or delay on the part of either party in exercising any right hereunder and no course of dealing between the parties shall operate as a waiver of any provision hereof. In conjunction with this Agreement, each party shall at all times comply with all applicable federal, state, and local statutes, laws and orders of any commission or other government body. This Agreement shall be governed by the laws of the State of New York. This Agreement and its exhibits, attachments, and documents incorporated herein comprise the complete and exclusive statement of the agreement of the parties concerning the subject matter hereof, and supersede all previous statements, representations, and agreements concerning the subject matter hereof. If any part of this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective only to the extent of such invalidity, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement, and the Customer and Intira agree to negotiate with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable. Sections 7 and 8 shall survive the termination or expiration of this Agreement.

8.3  Notices.  All notices given under this Agreement must be in writing and
     -------
will be deemed effective when delivered in person or by a reputable next-day courier, by facsimile or three (3) business days after being mailed via certified mail, return receipt requested, to the appropriate address shown below.

8.4  Successors and Assigns.  This Agreement may not be assigned by either
     ----------------------
party without the prior consent of the non-assigning party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, either party shall have the right to assign its rights and obligations under this Agreement without obtaining the consent of the nonassigning party to an assignee who acquires all or substantially all of the assets or capital stock of such party; provided, however, Customer's right to so assign shall only apply if (a) Customer is not in arrears with respect to any payment hereunder, and (b) such assignee of Customer is not a competitor of or in a business substantially similar to the business of Intira. This Agreement and all Exhibits thereto shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the Parties set their hands to this Netsourcing Services Agreement the date and year first above written.

digital broadcast network corporation
d/b/a INTIRA CORPORATION:                   PARTMINER, INC.:

By: /s/ Bernard Schneider                   By: /s/ Michael R. Manley
   ----------------------------------          ---------------------------------
Name:  Bernard Schneider                    Name:  Michael R. Manley
     --------------------------------            -------------------------------
Title: President/CEO                        Title: Vice President
      -------------------------------             ------------------------------

977 Charter Commons                         12/th/ Floor
Chesterfield, MO 63017                      432 Park Avenue
ATTN: Controller                            New York, NY 10016
Telephone: (636) 733-3100                   Telephone: (212) 725-8884
Fax: (636) 733-3199                         Fax: (212) 592-5833

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                                   Exhibit B
                                   ---------

                              Intira Corporation
                              ------------------

                            SERVICE LEVEL AGREEMENT
                            -----------------------

     This is Exhibit B to the Netsourcing Services Agreement between the parties and is incorporated by reference to such document.

     Intira is committed to providing a scalable and highly available netsourcing solution for PartMiner's mission-critical e-business application, which is why Intira offers the following quality of service guarantees:

SITE AVAILABILITY GUARANTEE:

     Intira guarantees that the PartMiner "Free Trade Zone" website will function (excluding disruptions beyond Intira's control attributable to PartMiner's Content), and will be available and accessible to the point where it leaves Intira's network for 99.5% of the time within a given calendar month and, as within a given calendar month. As set forth below, Intira will credit PartMiner's account if Intira fails to meet this Site Availability Guarantee. Each calendar month, Intira will calculate the exact time that the PartMiner "Free Trade Zone" website is unavailable to PartMiner's website visitors ("End Users"). The site shall be considered "unavailable" for that period of time consisting of the number of minutes that the site was not available to PartMiner's End Users, but will not include unavailability resulting from (a) scheduled Intira network or server maintenance (described in Section 2.1(a) of the Netsourcing Services Agreement to which this Exhibit is attached and in which this Exhibit is incorporated) (b) any PartMiner-owned or-ordered telephone company circuits, (c) PartMiner's application(s), equipment, or facilities, (d) acts or omissions of PartMiner or any authorized users, agents or employees, (e) reasons of Force Majeure (as defined in the applicable service agreement), (f) any network access or related problems beyond Intira's reasonable control, or (g) any equipment owned or licensed by PartMiner and collocated with Intira, the maintenance, monitoring, and support for which Intira is not responsible, in whole or in part, including but not limited to those certain DEC Alpha servers to be collocated in Intira's New York Data Center facility under separate agreement. For each cumulative fifteen (15) minute period in excess of such 99.5% average that the PartMiner site is not available in a given calendar month during the hours of 9:00 a.m. through 8:00 p.m. Eastern Standard Time (the "North American Business Day"), PartMiner's account shall be credited for two days (2/30/th/) of the Monthly Service Fee (as defined in Exhibit C to the Netsourcing Services Agreement) for such month. For each cumulative fifteen (15) minute period in excess of the 99.5% average that the PartMiner site is not available in a given calendar month outside of the hours of the North American Business Day, PartMiner's account shall be credited for one day (1/30/th/) of the Monthly Service Fee for such month (as defined in Exhibit C to the Netsourcing Services Agreement)

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                               NETWORK SERVICES
LATENCY GUARANTEE:

     Intira guarantees to have an average round-trip transmission of 85 milliseconds or less between Intira-designated transit backbone routers ("Hub Routers") in the contiguous U.S. Latency shall be measured by Intira by averaging five (5) minute sample measurements taken during a 12 hour period beginning at 6:00 a.m. - 6:00 p.m. and 6:00 p.m. - 6:00 a.m. between Hub Routers. Each month's network performance statistics relating to the Latency Guarantee shall be posted on Intira's webpage or provided to PartMiner upon request.

     If Intira fails to meet this Latency Guarantee in two consecutive calendar months, PartMiner's account shall be credited for the part of the Monthly Services Fee applicable to PartMiner's network access services for that month and any month thereafter in which the Latency Guarantee is not met. Intira shall credit PartMiner for such portion of the Monthly Service Fee (as defined in Exhibit C to the Netsourcing Services Agreement) for the network access services provided by Intira for the service with respect to which this Latency Guarantee has not been met. No credits will be made if failure to meet the Latency Guarantee is attributable to (a) scheduled Intira Network maintenance, (b) any PartMiner-owned or -ordered telephone company circuits, (c) PartMiner's application(s), equipment, or facilities,
     (d) acts or omissions of PartMiner, or any authorized PartMiner user, agent or employee, (e) reasons of Force Majeure (as defined in the Netsourcing Services Agreement), or (g) any equipment owned or licensed by PartMiner and collocated with Intira, the maintenance, monitoring, and support for which Intira is not responsible, in whole or in part, including but not limited to those certain DEC Alpha servers to be collocated in Intira's New York Data Center facility under separate agreement.

PROVISIONING GUARANTEE:

     BACKBONE

     Intira guarantees to maintain backbone provisioning guidelines to ensure that Intira properly plans for backbone growth by scaling the backbone network inter-switched trunk facilities once a sustained utilization of 40% for a continuous three (3) day period is reached. Backbone provisioning shall be measured by taking each individual point-to-point trunk on Intira's backbone and averaging five (5) minute sample measurements taken during a calendar month from each such backbone point to point trunk. Intira will aggregate and average all of the sample measurements to determine an average sustained usage rate of Intira's backbone network. When the average sustained usage rate exceeds 40% and confirmation that no extraordinary traffic traversed the backbone network during the sample test period, Intira shall order additional service to scale Intira's backbone network to the next level. Currently, Intira's network consists of DS3 and OC3 - level circuitry, and is fully scalable by Intira.


                                INTERNET DRAINS

     Intira guarantees to properly maintain peering points with Internet providers (hereinafter "Internet drains"), and provisioning guidelines with respect therewith, to ensure that Intira plans for Internet drain growth by scaling the Internet drain network at a 40% average sustained usage rate of all available Intira Internet drains. Intira's Internet drain provisioning shall be measured by taking each individual carrier's Internet drain port on Intira's backbone and averaging five (5) minute sample measurements taken during a calendar month from each such port. Intira will aggregate and average all of the carriers' sample measurements to determine the

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average aggregate sustained usage rate of Intira's Internet drains. When this average sustained usage rate exceeds 40% of all available Intira Internet drains, Intira shall order additional service to scale Intira's network to the next level.

  RECOVERY SERVICES GUARANTEE:

     Intira guarantees to begin the restoration of any file systems or data that are deleted utilizing Intira back-up and recovery services within thirty
     (30) minutes after a properly identified and confirmed restoration inquiry is received from PartMiner or its duly-authorized representative. Intira will credit PartMiner's account if Intira fails to meet this Recovery Service Guarantee. Intira will calculate the time within a given calendar month that Intira has failed to begin to restore the lost data within such thirty (30) minute period, not including unavailability resulting from (a) scheduled Intira Network or server maintenance, (b) any PartMiner-owned or -ordered telephone company circuits, (c) PartMiner's application(s), equipment, or facilities, (d) acts or omissions of PartMiner, or any (e) data that has been deleted for 30 days or greater, or (f)authorized PartMiner user, agent or employee, or (g) reasons of Force Majeure (as defined in the applicable service agreement). For each thirty (30) minutes in excess of the thirty (30) minute period that Intira failed to begin to restore the data, in any calendar month, PartMiner's account shall be credited for the pro-rated charges equal to one day (1/30/th/) of the Intira monthly back-up fee (as defined in the applicable service agreement).

                               GENERAL SERVICES

  REPORTING GUARANTEE:

          Intira guarantees to notify PartMiner within fifteen (15) minutes after Intira's determination that PartMiner's Network Service is unavailable. Intira's standard procedure is to ping PartMiner's router or Intira-managed server every five (5) minutes and system response verification test as appropriate and if PartMiner's router does not respond after two consecutive five-minute ping cycles, Intira will deem the service unavailable and will contact PartMiner's designated point of contact by a method mutually agreed to by the parties. This Reporting Guarantee is applicable only if PartMiner provides all PartMiner information and contact forms to Intira reasonably requested by Intira. PartMiner is solely responsible for providing Intira accurate and current contact information for PartMiner's designated points of contact. Intira will be relieved of its obligations under this Reporting Guarantee if Intira's contact information for PartMiner is out of date or inaccurate due to PartMiner's action or omission or if Intira's failure is due to reasons of Force Majeure (as defined in the Netsourcing Services Agreement); provided, however, the parties acknowledge that PartMiner's notice under this Netsourcing Service Level Agreement shall be sufficient to satisfy PartMiner's requirement to provide up-to-date contact information. For each instance in a given calendar month that Intira fails to meet this Reporting Guarantee, PartMiner's account shall be credited the pro-rated charges for two (2) days of the Intira monthly fee for the service with respect to which this Guarantee has not been met; provided that PartMiner may obtain no more than one (1) credit per day, irrespective of how often in that day Intira failed to meet the Reporting Guarantee.

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  ON-TIME INSTALLATION GUARANTEE:

     Intira guarantees to have installation of all infrastructure including, without limitation, hardware, operating software, Intira installed software, firewalls, applications, routers, and network circuits completed on or before FEBRUARY 28, 2000 ("Installation Date"). This ON-TIME INSTALLATION GUARANTEE is not available for PartMiner telephone company circuits, or if installation delay is attributable to such circuits, PartMiner equipment (PartMiner owned gear), PartMiner's facility, acts or omissions of PartMiner, its employees or agents, or reasons of Force Majeure (as defined in the applicable service agreement). If Intira fails to meet this ON-TIME INSTALLATION GUARANTEE, PartMiner's account shall be credited in the amount of $Ten Thousand Dollars ($10,000) per day for each calendar day beginning the day after the Installation Date until such time as Intira has completed its installation obligations under this Agreement. To the extent possible, such amounts shall first be credited against any amounts owed by PartMiner under this Netsourcing Services Agreement. This On-Time Installation Guaranty shall become effective on the date upon which the Netsourcing Services Agreement becomes executed by all the parties, regardless of whether the Netsourcing Services Term has commenced and notwithstanding any restriction imposed under the Netsourcing Services Agreement or this Service Level Agreement with regard to the "Stabilization Period". Notwithstanding anything to the contrary, Intira shall not be considered in violation of this On-time Installation Guaranty if Intira's failure to install the hardware, operating software, Intira installed software, firewalls, applications, routers, and network circuits on or before the Installation Date is the result of PartMiner's failure to properly install or maintain any equipment collocated by PartMiner with Intira, the maintenance, monitoring, and support for which Intira is not responsible, in whole or in part, including without limitation the certain DEC Alpha servers to be so collocated. Further, Intira shall not be considered to have violated this On-time Installation Guaranty if Intira's failure to meet the Installation Date is the result of changes to the Netsourcing configuration instituted or requested by PartMiner.

MAXIMUM CREDIT AVAILABLE:

     Except with respect to the On-Time Installation Guaranty, notwithstanding anything to the contrary, the maximum amount of any credit in any calendar month under this SLA and under any service agreement, shall not exceed the monthly fee and/or installation charge which, absent the credit, would have been charged for Intira service that month ("Maximum Intira Fees"). This
                                                  -------------------
     SLA sets forth PartMiner's sole remedies for any claim relating to the service or the Intira network, except as otherwise specifically agreed to in writing by an authorized officer of Intira or as otherwise set forth in the Netsourcing Services Agreement.

CREDIT CLAIM PROCEDURE:

     Any disputed credits issued under this SLA must be submitted by PartMiner to Intira within sixty (60) days of the end of the month in which the disputed credits are attributable. The claim must include sufficient detailed information describing Intira's failure to properly credit PartMiner's account under this SLA. Intira will acknowledge all claims within 10 business days of receipt of such claim by PartMiner and Intira will notify PartMiner at such time whether such claim includes sufficient detail or whether, in Intira's reasonable view, more detail is needed before Intira can evaluate such claim. If Intira notifies PartMiner that more detail is needed, PartMiner shall have thirty (30) days after such

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     notice to provide such detail.  PartMiner will be informed in writing whether any adjustment to the credit will be given.

EFFECTIVE DATE:

     This SLA is effective as of March 3, 2000, and shall only become applicable to the Netsourcing Services upon completion of the Stabilization Period, which shall be a period of sixty (60) days beginning on such effective date.

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